ALTIUS HEALTH PLANS INC
                                           PRODUCER AGREEMENT

This agreement ("Agreement") is made by and between Scott E. Deru/Fringe Benefit Analysts ("Producer") and Altius Health Plans Inc. ("Altius"), to be effective on effective date of Utah Insurance Department Producer appointment with Altius. For the provision of sales and related services and consists of this data and signature page and the following exhibits which are attached and incorporated into the Agreement:


EXHIBIT 1 - TERMS AND CONDITIONS


Producer Information:

PO BOX 336                          Layton                    Utah         84041
--------------------------------------------------------------------------------
Mailing Address                     City                      State         Zip

(801) 546-6004                                (801) 544-0460
--------------                                ----------------------------------
Telephone Number                              Fax Number

Insurance Agent Resident Agent/3778           87-0618333
-----------------------------------           ----------------------------------
License - Type and Number                     Tax ID Number

Affinity Insurance Services/NALV              NAL25463-6
--------------------------------              ----------------------------------
Errors and Omissions Carrier                  Errors and Omissions Policy Number


IN WITNESS WHEREOF, THE PARTIES HAVE AGREED TO THE EXECUTION OF THIS AGREEMENT, AS MORE FULLY DESCRIBED ABOVE, BY THEIR SIGNATURES BELOW:
PRODUCER:

Producer:                                     Altius:
---------                                     -------

Scott E. Deru                                 Brett R. Clay
-----------------------------------           ---------------------------------
Producer Name (print or type)                 Representative (print or type)


/s/ Scott E. Deru                             /s/ Brett R. Clay
-----------------------------------           ---------------------------------
Signature                                     Signature


Fringe Benefit Analysts                       Director of Finance
-----------------------------------           ---------------------------------
Corporate Name (if applicable)                Title


                                              02/01/02
-----------------------------------           ---------------------------------
Corporate Officer and Title
(if applicable)

1/29/02
-----------------------------------
Date

                       ARTICLE I. OBLIGATIONS OF PRODUCER

1.1 Performance of Agreement Generally. Producer shall use its best efforts to solicit applications for the Altius Plan(s) designated on Exhibit 2 hereto from groups/employers/individuals within Altius' defined service area. In order to comply with applicable federal and state regulations, Producer will perform as set forth in this Agreement and as set forth in Altius administrative guidelines, bulletins, directives, manuals and the like, as Aldus may publish from time to time, all of which are incorporated herein by reference. Producer agrees that in performing under this Agreement, Producer shall act in the best interests of Altius and its clients.

1.2 Producer Services. Producer will service Altius Plan members enrolled through applications submitted by Producer. Such service will include but not be limited to the following:

         (a) Acting as a liaison between the member and Altius if requested by Altius or the member including, but not limited to, the following: Assisting the member to take the proper action in connection with Altius coverage when there is a change of address, change in marital status or change in dependent status and assisting a family member/dependent to obtain coverage when he or she is no longer entitled to coverage as a family member, e.g., when a dependent child reaches the limiting age, or upon divorce.

         (b) Maintaining a working and current knowledge of the Altius Plan(s) designated on Exhibit 2 and the ability to explain the benefits and/or coverage.

1-3 Licensure. Producer shall comply with all applicable licensing requirements required to transact its business and shall provide Altius with copies of its license upon the signing of this Agreement and promptly upon each renewal of said license, thereafter. Producer shall promptly notify Altius of any expiration, termination, suspension or other action of the Department of Insurance or any other applicable regulatory/licensing body affecting the Producer's license or the licenses of Producer's principal persons or employees. Producer warrants that his/her license has not previously been subject to any suspension, termination or other disciplinary action by any government/regulatory authority and that Producer has never been convicted of a felony or a misdemeanor involving theft or misappropriation of monies.

1.4 Submission of Application for Coverage. Producer agrees to comply with all of the rules and regulations of Altius in regard to the completion and submission of applications and to make no representation with respect to the benefits of any Altius Plan or about Altius not in conformity with the material prepared and furnished to Producer for that purpose by Altius. Producer will not make any misleading or deceptive statement and will explain all relevant facts in dealing with prospective and current members and groups. Producer will use his/her best efforts to ensure that each application is fully and truthfully completed by the applicant and the completed application fully and accurately discloses the circumstances, including, where applicable, the health of persons for whom coverage is sought in the application. Producer further agrees to inform every applicant that Altius will rely upon these health representations in the underwriting process, and that the subsequent discovery of material may result in the rescission or termination of any contract entered into by Altius, and that in no event will the applicant have any coverage unless it is reviewed and approved by Altius.

                                                                      (Initials)

1.5 Limits of Authority. Producer is not authorized to, and agrees not to, enter into, alter, deliver, replace, rescind, or terminate any contract on behalf of Altius, nor to extend time for payment, make settlement, or refund membership premiums or any other charges or bind Altius in any way without the prior written approval of Altius. Producer further agrees that Altius reserves the right to reject any and all applications submitted by Producer.

1.6 Handling of Funds, (if the Producer receives funds for an Altius applicant or customer, the funds shall be forwarded to Altius by the close of the next business day after receipt by the Producer or shall be deposited by the Producer into any federally insured trust fund with a financial institution located within the state, but shall be remitted Altius within five (5) business days after such funds are received by the Producer. Such funds shall be held by the Producer in a fiduciary capacity for Altius and shall at all times be segregated from the assets of the Producer.

        The Producer authority to collect premium is limited to the initial premium from each applicant. The Producer is not authorized to accept on behalf of Altius any subsequent premium or other payment.

1.7 Maintenance of Records. Producer agrees to maintain complete records of all transactions pertaining to applications submitted to and accepted by Altius and its business relationship with Altius for a minimum of five (5) years or as required by any governmental entity or any law or regulation. Any and all records described above or as may otherwise relate to Producer's activities in connection with Altius shall be accessible and available to representatives of Altius who may review and/or audit them from time to time while this Agreement is in effect and for a period of one (1) year after the termination of this Agreement.

1.8 Limits on Compensation. Producer shall seek compensation for performing under this Agreement only from Altius and shall under no circumstances charge prospective or current members or groups any application, processing or other broker, analyst or consultant fee related to the performance of Producer's obligations hereunder. Producer shall under no circumstances attempt to collect from an Altius member any sums owed by Altius.

1.9 Insurance. Producer agrees to obtain and maintain in force errors and omissions insurance in an amount of not less than $1,000,000 per occurrence and in the aggregate at Producer's own expense, or at a level deemed appropriate by Altius, and shall provide evidence of such coverage to Altius upon request. Producer shall provide Altius with thirty (30) days prior written notice of cancellation of such insurance or of a reduction in coverage which does not meet the above minimum requirements. Failure to obtain and maintain this insurance satisfactory to Altius, shall be a material failure to comply with a provision of this Agreement and cause for immediate termination by Altius.

1.10 Modification of Programs. Notwithstanding any other provision in this Agreement, Producer agrees that Altius has the right to discontinue or modify, or exercise any and all lawful rights it has in connection with any Altius Plans or programs, without incurring any liability to Producer.
                                                                      (Initials)

1.11 Indemnification. The Producer agrees to indemnify and hold harmless Altius from any and all liability, loss, cost, damage or expense including attorney fees and cost arising out of or attributable to the Producers violation of this agreement or the Producers failure to conform to the provision of this agreement.

1-12 Trade Secrets. Producer agrees to maintain the confidentiality of any trade secrets or proprietary information obtained or learned from Altius and not to use such trade secrets or proprietary information for its benefit or the benefit of others except as specifically authorized herein. Producer acknowledges and agrees that the leads, presentation manuals, training and recruiting videos, member lists and other lists which Altius may from time to time provide Producer, are confidential and proprietary to Altius. Producer's obligations under this paragraph shall survive termination of this Agreement.

1.13 Exercise of Authority. Producer shall not possess or exercise any authority on behalf of Altius other than that expressly conferred by this Agreement.

1.14 Non-Discrimination. Producer agrees to render the services contemplated herein without regard to race, sex, religion, creed, color, national origin or ancestry of any of Altius" potential or actual members.

1.15 Information Session. Producer will attend, at Producer's sole expense, at least one Altius sponsored producer information session each calendar year to be held in the county in which Producer resides.

1.16 Product Sales Limitation. Producer may sell only those products specifically authorized and designated on Exhibit 2 hereto. Producer is not authorized to solicit any other Altius products under this Agreement.

1.17 Delegation Restriction. Producer shall not delegate any agents to solicit applications for the Altius Plan(s) or to service Altius Plan members without the prior express written consent of Altius.

1.18 Privacy clause - Non-disclosure of Nonpublic Personnel Financial and/or Health Information. Except as otherwise provided in this Agreement, the parties (and their respective officers, directors, employees, agents, successors and assigns) shall hold any and all nonpublic personal financial and or health information in the strictest confidence as a fiduciary, and shall not, voluntarily or involuntarily, use, sell, transfer, publish, disclose, display or otherwise make available to others any portion of nonpublic personal financial and or health information without the express written consent from Altius Health Plans.

1.19 Refund of Commissions. If this Agreement is terminated, per the provisions of the Agreement, then the Producer shall promptly refund any improperly paid commissions to Altius. The Producer shall be responsible for any collection, legal, or attorney's fees or expense incurred by Altius to collect any improperly paid commissions.


                                                                      (Initials)

                         ARTICLE II. OBLIGATIONS OF ALTIUS

2.1 Commissions. Altius will pay Producer first year and renewal commissions on an Altius enrollment resulting from applications for the Altius Plan(s) that are obtained by Producer and accepted by Altius. Such commissions shall be based on the commission schedule(s) attached to this Agreement as Exhibit 3 and incorporated herein and shall be paid on membership premiums actually received by Altius for the enrollments produced by Producer. Payment shall be as set forth in this paragraph. Notwithstanding any other provision of this Agreement, Altius may modify or replace its commission schedule(s) on thirty (30) days prior written notice to Producer, and such modified or replacement schedule(s) shall apply to all enrollments effective following the effective date of such modification or replacement.

2.2 Renewal Commissions. Renewal commissions shall be payable to Producer by Altius, as provided under Section 2.3 hereof (i) as long as Altius retains the enrollment produced by Producer (such retention being at Altius' option); and (ii) as long as Altius has a valid broker of record letter naming Producer as the representative of the employer group, (iii) and so long as this Agreement is still in effect. In the event the employer group notifies Altius that it intends to discontinue or change its broker of record, Altius will cease its payment of commission, with or without notice to the Producer, as of the last day of the month in which Altius is notified by the employer group.

2.3 Payment of Commissions. Altius will pay Producer net compensation for all Producer's business due within thirty (30) days following the end of each calendar month based on membership premiums actually received, earned and reconciled by Altius during the calendar month for Producer generated business. If there is a return of membership premiums on Producer generated business, for any reason, Altius will charge back to Producer the amount of commission previously paid to Producer on the amount of returned membership premiums.

2.4 Loss of Commissions. No further commissions shall be payable to Producer should this Agreement be terminated for cause pursuant to
         Section 3.3. Additionally, no further commissions shall be payable if:

        a. Producer fails to immediately remit to Altius any funds received on behalf of Altius; or

         b. Producer  shall be indebted to Altius for more than sixty (60) days;
            or

         c. Producer induces or attempts to induce any Altius member to give up Altius coverage or replace a Altius benefit agreement with coverage by any other company unless such change is clearly in the best interest of the Altius member; or

         d. Producer commits any act of fraud or dishonesty or breaches any contractual duty of this Agreement; or

         e. Producer fails to notify Altius of any change of Producer's address within 90 days.

2.5 Offset Against Commissions. Producer agrees that any indebtedness of Producer to Altius shall be a first lien against any commissions due Producer and may be offset and be deducted at Altius' option from commissions due to Producer.

2.6 Survival of Provisions. The provisions of this Article II shall survive the termination of this Agreement.


                                                                      (Initials)

                        ARTICLE III. TERM AND TERMINATION

3.1 Term. This Agreement shall become effective on the effective date of the Utah Insurance Department Producer appointment with Altius set forth above, which shall be the first day of the following month in which it has been signed by the Producer and by an authorized representative of Altius, and shall continue in effect until terminated by either party as provided below.

3.2 Termination Without Cause. This Agreement may be terminated at any time by either party giving the other thirty (30) days prior written notice. The effective date of termination shall be the first day of the month following the thirty (30) day notice. Such termination shall not impair Producer's right to receive commissions except as provided in this Agreement for the effective dates of this Agreement.

3.3 Termination For Cause. Notwithstanding the provisions of Section 3.2, Altius may terminate this Agreement immediately at any time for cause, by giving written notice to Producer. For purposes of this Agreement, such cause shall include, but not be limited to, the events described in Section 2.4 hereof. The right to terminate this Agreement for cause shall not be exclusive, but shall be cumulative with all other remedies available at law or in equity. In addition, this Agreement will be terminated automatically and without any required notice by Altius, in its sole discretion, if any of the following occurs: (i) if Producer is a corporation, the dissolution of the corporation; (ii) disqualification of Producer to do business under applicable law; or
         (iii) revocation or termination of Producer's license.

3.4 Obligation of Parties after Termination. Termination shall not relieve either party of any obligation under this Agreement which arose prior to termination. Upon termination each party shall promptly pay any money owed to the other, and the Producer will promptly return to Altius any all contract forms, property, records, or other materials furnished by Altius.

                         ARTICLE IV. GENERAL PROVISIONS

4.1     Independent  Contractor  Relationship.   Producer  agrees  that  in  the
        performance of the work, duties and obligations of the parties hereunder, each party shall be deemed to be acting and performing as an independent contractor and nothing in this Agreement shall he construed or deemed a relationship of employer and employee, partnership, joint venture, or principal and agent, nor shall this Agreement be construed in any proceeding or for any purpose whatsoever so as to make the other party liable to any third person for the debts, faults or actions of the other.

                                                                      (Initials)

4.2 Arbitration. Should any dispute arise between the parties over any provision of this Agreement or over any performance of this Agreement, the dispute shall be submitted to binding arbitration. This arbitration shall be conducted according to the rules of the American Arbitration Association, but need not necessarily be conducted by that organization. Each party shall initially equally contribute to the costs of arbitration. During the arbitration each party shall bear its own attorneys' fees. Upon award of the arbitrator, both the decision of the arbitrator and the award shall be final and the prevailing party shall be entitled to recover from the other party its share of the arbitration costs expended, and all costs, including attorneys' fees. In the event the arbitrator fails to render an award within ninety (90) days of submission of the matter for decision, or such longer times as the parties may stipulate, then either party may elect to have all further arbitration proceedings terminated and the matter submitted for judicial resolution. All reasonable costs and fees incurred during the arbitration shall then be awarded by the court to the prevailing party.

4.3 Non-Exclusive Arrangement. This is not an exclusive Agreement. Altius may use other persons and entities for the same or similar services as are being provided by Producer.

4.4 Assignability. The rights and obligations set forth in this Agreement may be assigned by Altius to an affiliate or other entity of Altius or Altius' parent corporation. The rights and obligations set forth in this Agreement may not be assigned by Producer without the prior written consent of Altius. Any attempted assignment not in compliance with this
        Section is void and cause for immediate termination by Altius.

4.5 Severability. If any provision of this Agreement is deemed to be invalid or unenforceable by a court of competent jurisdiction or by arbitration, it shall be deemed severable from the remainder of the Agreement and shall not cause the invalidity or unenforceability of the remainder of the Agreement.

4.6 Enforcement. If any action at taw or in equity is necessary to enforce or interpret the terms of the Agreement, the prevailing party shall be entitled to payment by the other party of reasonable attorney's fees, costs and necessary disbursement and expenses in addition to any other relief to which such party may be entitled.

4.7 Notice. Any and all notices required pursuant to the terms of this Agreement must be given by United States mail, postage pre-paid, return receipt requested at the following addresses:

         If to Altius:
         Altius Health Plans, Inc. - President
         10421 South Jordan Gateway, Suite 400
         South Jordan, UT 84095

         If to Producer:
         At the address set forth on the first page of this Agreement.

4.8 Governing Law. Altius and Producer shall comply with all laws and regulations applicable to their business, licenses and the transactions into which they have entered. This Agreement shall be governed by and construed in accordance with all applicable state and federal laws.


                                                                      (Initials)

4.9 Waiver. The waiver by either party of any breach of this Agreement by the other party shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different Section of this Agreement.

4.10 Amendment. Altius may amend this Agreement upon thirty (30) days prior written notice, but any such amendment shall not affect the Producer's rights in connection with business written with an effective date prior to the effective date of the amendment.

4.11 Use of Names and Trademarks. Altius and Producer each reserve the right to control the use of their names, symbols, trademarks, or other marks currently existing or later established. However, either party may use the other party's name, symbols, trademarks or other marks with prior written approval of the other party. Altius shall be allowed to use the name of Producer in its promotional activities and marketing campaign.

4.12 Use of Words. In this Agreement the words "shall" and "will" are used in the mandatory sense. Unless the context otherwise clearly requires, any one gender includes all others, the singular includes the plural, and the plural includes the singular.

4.13 Entire Agreement. This Agreement constitutes the entire understanding between the parties- This Agreement shall supersede ail prior written agreements, including amendments and addenda, and both Altius and Producer mutually agree that any prior agreements shall automatically terminate on the first day of the term of this Agreement. Any commissions payable by the terms of prior agreements shall not be impaired by the terms of this Agreement.

                                       END





                                                                      (Initials)

                       EXHIBIT 2. ALTIUS COMMERCIAL PLANS

1. AItius Mountain PIan(s)
2. AItius Peak Plan(s)

                                    EXHIBIT 3

                               ALTIUS HEALTH PLANS
                            AGENT COMMISSION SCHEDULE
                                EFFECTIVE 9-1-01

o  All commissions calculated on # of eligible employees.

o Group Demographics will be reviewed annually prior to renewal. If the number of eligible employees changes, the group will move to the new commission tier at the renewal date.

o Small Group, 2-24: Risk adjustment factors will also be reviewed at renewal and the commission level for the next year will be based on the new risk adjustment factor.

================================================================================
   NEW AND  RENEWAL  BUSINESS  -  COMMERCIAL  GROUPS  WITH  25 OR MORE  ELIGIBLE
   EMPLOYEES
--------------------------------------------------------------------------------
            Eligible Employees              Commission Schedule
--------------------------------------------------------------------------------
                  25-50                              8%
--------------------------------------------------------------------------------
                 51 -100                             6%
--------------------------------------------------------------------------------
                 101 -499                        Negotiated
--------------------------------------------------------------------------------
                   500+                        Net Commission
                                       (See Rep to negotiate commission loads)
===============================================================================-


===============================================================================
   NEW AND RENEWAL BUSINESS - COMMERCIAL GROUPS WITH 2 - 24 ELIGIBLE EMPLOYEES
-------------------------------------------------------------------------------
               Final Underwriting Action                Commission Schedule

-------------------------------------------------------------------------------
         Rate Up of less than or equal to 22%                   12%

-------------------------------------------------------------------------------
           Rate Up of more than 22% but less                    10%
                 Than or equal to 44%
-------------------------------------------------------------------------------
               Rate Up of more than 44%,                         8%
             but less than or equal to 65%
-------------------------------------------------------------------------------
               Rate Up of More Than 65%                          6%
===============================================================================


===============================================================================
                             I - PLAN HEALTH PRODUCT
-------------------------------------------------------------------------------
                      First Year                      20%
-------------------------------------------------------------------------------
                      Second Year                     10%
-------------------------------------------------------------------------------
                 Third Year and Beyond                 5%
===============================================================================